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                                   EXHIBIT 4.4

       FORM OF STOCK OPTION AGREEMENT BETWEEN THE REGISTRANT AND ROBERT F.
        COSTON, JAMES W. MASON, ROBERT B. HORSMAN, TOR PETTERSON, DAVID A.
          FISHER, TIMOTHY J. FITZPATRICK, NANCY L. MAURIELLO, MERRILL R.
             CANNON, ANGELA M. SCHWEGMAN, RACHEL A. NEWHALL, NANCY L.
             MONACO, D. SCOTT THOROGOOD, CLIFFORD WRIGHT, C. ROWLAND
                 HANSON, L. LAWRENCE POTOMAC, FRED HULL, SUZANNE
                            JOHNSON AND SAL LA BARBERA

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (2) UNLESS ONTRO, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO ONTRO, INC. AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                  NONQUALIFIED
                             STOCK OPTION AGREEMENT


     This Non-Qualified Stock Option Agreement is made effective December 31, 1996 ("Effective Date") by and between ONTRO, INC., a California corporation ("Ontro" or "Corporation"), and L. LAWRENCE POTOMAC ("Optionee").


                                    RECITALS

     A. Optionee is a Consultant to the Corporation, and the Corporation desires to afford Optionee the opportunity to obtain stock ownership in Corporation so that Optionee may have a significant proprietary interest in Corporation's success.

     B. The Board of Directors of the Corporation ("Board") has granted to Optionee a Non-Qualified Stock Option ("Option") upon the terms and subject to the conditions of this Agreement.

                                   AGREEMENT

     In consideration of services rendered and to be rendered by Optionee to Corporation and of the agreements set forth below the parties agree as follows:


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                                   SECTION 1
                                GRANT OF OPTION

     1.1 GRANT OF OPTION. The Corporation hereby grants to Optionee this Non-Qualified Stock Option, subject to the terms and conditions of this Agreement. The Option granted herein shall allow the Optionee to purchase up to an aggregate of FIFTY-NINE THOUSAND FOUR HUNDRED (59,400) SHARES ("Option Shares") of the Corporation's common stock.

     1.2  TERM OF OPTION.   Subject to the terms and conditions of this
Agreement, the Corporation hereby grants to Optionee an Option to purchase shares of the Corporation's common stock from the Corporation, during the period ending five (5) years from the Effective Date ("Expiration Date").

     1.3 EXERCISE PRICE. The shares of common stock underlying this Option may be purchased for ONE TENTH OF ONE CENT ($.001) per share ("Exercise Price").
For the purposes of this Agreement, "exercise" refers to the procedure by which Optionee elects to purchase a designated number of shares of the Corporation's common stock at the Exercise Price per share.

     1.4 CONDITIONS OF OPTION. Optionee understands that he may only exercise this Option and purchase the Option Shares subject to the terms and conditions as set forth in this Agreement.


                                   SECTION 2
                               EXERCISE OF OPTION

     2.1 EXERCISE DATES. Subject to the limitations set forth in Section 2.2, the Optionee may elect to purchase some or all of the Option Shares at one or more times during the term of this Option.

     2.2  VESTING CONDITIONS.   The ability of the Optionee to exercise this
Option and purchase the Option shares is subject to certain vesting conditions. Optionee shall accrue the right to exercise the Option and purchase all or any portion of the Option Shares on the thirtieth day from the effective date of this Agreement.

     2.3 MANNER OF EXERCISE OF OPTION AND PAYMENT FOR COMMON STOCK. Optionee may elect to purchase the number of Option Shares specified in Section 2.2 above, (or in the case of his death, by his or her legatee(s) under his last will or by his executors, personal representatives or distributees) by giving written notice to the Secretary of the Corporation, setting forth the number of Option Shares he is electing to purchase. The Exercise Price shall be paid in full (i) in cash, (ii) in shares of the Corporation's common stock valued at the closing price for the common stock on the NASDAQ Stock Market on the date of exercise (or the trading day last preceding the date of exercise), (iii) by agreeing to surrender a portion of the Option Shares then owned and available


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to be purchased by him valued at the excess of (A) the closing price for the common stock on the NASDAQ Stock Market on the date of Optionee's election to purchase (or the trading day last preceding the date of Optionee's election to purchase), over (B) the aggregate Exercise Price of the Option Shares subject to such portion of this Option, or (iv) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of (i), (ii),
(iii) and (iv), at the discretion of the Board. As soon as reasonably possible following such notice of election to purchase, a certificate representing the Option Shares purchased, registered in the name of the Optionee, shall be delivered to the Optionee.

     2.4 RULE 16b-3. Options granted to individuals subject to Section 16 of the Securities Exchange Act of 1934 ("34 Act") shall, to the extent practicable, desirable, or as determined by the Board of Directors, comply with the applicable provisions of Rule 16b-3 of the 34 Act and may, as determined by the Board of Directors, contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the 34 Act.

     2.5 STOCK CERTIFICATES. Promptly after any exercise in whole or in part of the Option by Optionee, the Corporation shall deliver to Optionee a certificate or certificates for the number of Shares with respect to which the Option was so exercised, registered in Optionee's name.


                                   SECTION 3
                               DURATION OF OPTION

     3.1 The Option, to the extent not previously exercised, shall terminate upon the earliest of the following dates:

          3.1.1     On the Expiration Date; or

          3.1.2 In the event of Optionee's death, the Optionee's estate or a person who acquired the right to purchase the deceased Optionee's Option Shares by bequest or inheritance may elect to purchase the Option Shares, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to purchase the Option Shares at the date of death (but in no event later than the Expiration Date). To the extent that Optionee was not entitled to purchase Option Shares at the date of death, and to the extent the Optionee's estate or a person who acquired the right to purchase such Option Shares does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.


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                                   SECTION 4
                               NONTRANSFERABILITY

     4.1 RESTRICTION. The Option is not transferable by Optionee otherwise than by testamentary will or the laws of descent and distribution and, during Optionee's lifetime, may be exercised only by Optionee or Optionee's guardian or legal representative. No assignment, sale, pledge, hypothecation, disposition or transfer of the Option, whether voluntary, involuntary, or by operation of law or otherwise, except by testamentary will or the laws of descent and distribution, shall vest in the assignee or transferee any interest or right, but immediately upon any attempt to assign or transfer the Option, the Option shall terminate and be of no force or effect. This Option shall not be made subject to execution, attachment, or similar process.

     4.2 EXERCISE IN EVENT OF DEATH OR DISABILITY. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances when the provision should logically be construed to apply to the Optionee's guardian, legal representative, executor, administrator, or the person or persons to whom the Option may be transferred by testamentary will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.


                                   SECTION 5
                   NO RIGHTS AS SHAREHOLDER PRIOR TO EXERCISE

     Optionee shall not be deemed for any purpose to be a shareholder of Corporation with respect to any shares subject to the Option under this Agreement to which the Optionee has not exercised his election to purchase.


                                   SECTION 6
                                  ADJUSTMENTS

     6.1 NO EFFECT ON CHANGES IN CORPORATION'S CAPITAL STRUCTURE. The existence of the Option shall not affect in any way the right or power of Corporation or its shareholders to make or authorize any adjustments, recapitalization, reorganization, or other changes in Corporation's capital structure or its business, or any merger or consolidation of Corporation, or any issue of bonds, debentures, preferred or preference stocks ahead of or affecting the Option Shares, or the dissolution or liquidation of Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     6.2 ADJUSTMENT TO OPTION SHARES. The Option Shares are subject to adjustment upon changes in capitalization, dissolution, merger, asset sale or a change in control as follows:

          (a) CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Corporation, the number of Option Shares of any unexercised portion of this Option, as well


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as the exercise price per share of said unexercised Option Shares, shall be proportionately adjusted for any increase or decrease in the number of the Corporation's issued and outstanding shares resulting from a stock split, reverse stock split, combination or reclassification of the shares, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares.

          (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Corporation, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board of Directors may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board of Directors and give each Optionee the right to exercise his or her Option as to all or any part of the Option Shares, including Shares as to which the Option would not otherwise be exercisable.

          (c) MERGER OR CONSOLIDATION. In the event of a merger of the Corporation with or into another corporation, or the sale of substantially all of the assets of the Corporation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for the assumption of outstanding Options by the surviving corporation or its parent or for their continuation by the Corporation (if the Corporation is the surviving corporation). In the event the Corporation is not the surviving corporation and the surviving corporation will not assume the outstanding Options, the agreement of merger or consolidation may provide for payment of a cash settlement for exercisable Options equal to the difference between the amount to be paid for one share under such agreement and the Exercise Price and for purposes of such payments all vesting conditions set forth in Section 2 hereof shall be deemed satisfied or waived as of the date of merger or sale of substantially all of the Corporation's assets.

     In connection with any adjustment under this Section 6 resulting in a fractional share interest, such interest may be rounded down to the nearest whole share if such interest is less than 0.5 share; otherwise such fractional share interest may be rounded up to the nearest whole share.


                                   SECTION 7
                        COMPLIANCE WITH SECURITIES LAWS

     7.1 NO EXERCISE UNTIL COMPLIANCE. If the Board of Directors at any time determines that registration or qualification of the Option Shares or the Option is required under state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable,


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then the Option may not be exercised, in whole or in part, until such registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors, in their absolute discretion.

     7.2 INVESTMENT REPRESENTATIONS RE: FEDERAL SECURITIES LAWS. The Option and the Option Shares as of the date hereof, have not been registered under the Securities Act of 1933 (the "33 Act") and the Corporation has no plans to register them. The Optionee represents that the grant of this Option, and if this Option is exercised in whole or in part at a time when there is NOT in effect, under the 33 Act, a registration statement applicable to the Option Shares issuable upon exercise, the receipt of this Option, and the purchase of any Option Shares is expressly conditioned upon the following representations, warranties and covenants:

          (a) Any Option Shares purchased upon exercise of this Option shall be acquired for the Optionee's account for investment only, and not with a view to, or for sale in connection with, any distribution of the Option Shares in violation of the 33 Act, or any rule or regulation under the 33 Act. Further, the Optionee either has a pre-existing personal or business relationship with the Corporation or any of its officers, directors or controlling persons, or by reason of Optionee's business or financial experience, or the business or financial experience of their professional advisors who are unaffiliated with and not compensated by the Corporation, they could reasonably be assumed to have the capacity to protect their own interests in connection with the grant of this Option and the exercise and sale of the Option Shares.

          (b) The Optionee has had such opportunity as he or she has deemed adequate to obtain from representatives of the Corporation such information as is necessary to permit the Optionee to evaluate the merits and risks of his or her investment in the Corporation.

          (c) The Optionee is able to bear the economic risk of holding shares acquired pursuant to the exercise of the Option for an indefinite period.

          (d)  The Optionee understands that:

               (i) the shares acquired pursuant to the exercise of the Option will not be registered under the 33 Act or under any state securities laws and are "restricted securities" within the meaning of Rule 144 under the 33 Act;

               (ii) such shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the 33 Act;

               (iii) in any event, the exemption from registration under Rule 144 will not be available for at least two (2) years, and even then will not be available unless a public market then exists for the shares, adequate information concerning the Corporation is then available to the public, and other terms and conditions of Rule 144 are complied with; and

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               (iv)   there is currently no registration statement on file
with the Securities and Exchange Commission with respect to the Option Shares and the Corporation has no obligation or current intention to register any shares acquired pursuant to the exercise of this Option under the 33 Act.


          Upon any exercise of this Option, the Optionee shall be deemed to have reaffirmed, as of the date of such exercise, the representations made in this
Section 7.2.


                                   SECTION 8
                          LEGEND ON STOCK CERTIFICATES

     All stock certificates representing Option Shares issued to the Optionee upon exercise of this Option shall have affixed thereto a legend substantially in the following form, in addition to any other legends required by applicable state law:

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, MORTGAGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (1) WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS, OR (2) UNLESS ONTRO, INC. HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO ONTRO, INC. AND ITS COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


                                   SECTION 9
                            MISCELLANEOUS PROVISIONS

     9.1 VIOLATION. Any provision of this Agreement to the contrary notwithstanding, the Option shall not be exercisable at any time, in whole or in part, if issuance and delivery of the Option Shares would violate any law or regulation.

     9.2 DISPUTES. Any dispute or disagreement that may arise under or as a result of this Agreement, or any question as to the interpretation of this Agreement, may be determined by the Board in its absolute and uncontrolled discretion, and any such determination shall be final, binding, and conclusive on all affected persons.

     9.3 NOTICES. Any notice that a party may be required or permitted to give to the other shall be in writing, and may be delivered personally or by certified or registered mail, postage prepaid, addressed to the Corporation at 12675 Danielson Court, Suite 401, Poway, California 92064,

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and to the Optionee as such address is set forth on the Corporations books and records or such other address as either party, by notice to the other, may designate in writing from time to time;

     9.4 TAX ELECTIONS. Optionee acknowledges that he has considered the advisability of all tax elections in connection with the exercise of the Option and purchase of the Option Shares hereunder, and the execution and delivery of this Agreement, including the making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and any similar elections under California or applicable state law, and that the Corporation has no responsibility for the making of any such election. Optionee further acknowledges he shall consult with his tax advisor, at his own expense, regarding the tax consequences of the grant of the Option, the exercise of the Option and the sale of the Option Shares prior to the signing of this Agreement.

     9.5 LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     9.6 VENUE. Venue for any action arising out of this Agreement shall be in the appropriate court located in San Diego County, California.

     9.7 TITLES AND CAPTIONS. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

     9.8 ENTIRE AGREEMENT. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     9.9 AGREEMENT BINDING. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     9.10 COMPUTATION OF TIME. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

     9.11 PRONOUNS AND PLURALS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

     9.12 PRESUMPTION. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.


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     9.13 FURTHER ACTION.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     9.14 PARTIES IN INTEREST. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     9.15 SAVINGS CLAUSE. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

     9.16 UNREGISTERED SHARES. Optionee represents that he/she understands that the Option Shares are not now registered under the Securities Act of 1933 or under any state securities law and that the Option Shares, upon exercise, may not be so registered in the foreseeable future.

     9.17 REPRESENTATION BY COUNSEL. Optionee represents that he has been advised that he is not being represented in this transaction by the Corporation's attorneys and that Optionee has been advised to seek separate legal counsel for advice in this matter and has done so to the extent desired.

     EXECUTED at Poway, California by:

                                       ONTRO, INC.
                                       a California corporation


                                       By: /s/ James A. Scudder
                                          -----------------------------------
                                          JAMES A. SCUDDER, President

     The undersigned Optionee hereby acknowledges receipt of an executed original of this Non-Qualified Stock Option Agreement, accepts the option granted thereunder and agrees to the terms and conditions thereof.

                                        /s/ L. Lawrence Potomac
Dated:  January 27, 1997               --------------------------------------
                                       L. LAWRENCE POTOMAC, Optionee


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                                  ONTRO, INC.

                         NOTICE OF EXERCISE OF STOCK OPTION


     I hereby exercise my Non-Qualified Stock Option granted by Ontro, Inc. and seek to purchase __________________________ common shares of the Corporation pursuant to said Option. I understand that this exercise is subject to all the terms and provisions of the Non-Qualified Stock Option Agreement.

     Enclosed is my check in the sum of $___________ in payment for such shares.

I hereby represent that the shares of common shares to be delivered to me pursuant to the above-mentioned exercise of said Option are being acquired by me as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

Dated:                     ,
      --------------------  ------


----------------------------------
Signature of Optionee


Receipt is hereby acknowledged of the delivery to me by Ontro, Inc. of certificates for _____________ common shares of the Corporation purchased by me pursuant to the terms and conditions of the Non-Qualified Stock Option Agreement referred to above.

Dated:                    ,
      --------------------  ------


----------------------------------
Signature of Optionee


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